Exhibit 99.1

Chimera Investment Corporation Reports EPS for the 3rd Quarter 2014 of $0.37 Per Share, Core Earnings of $0.11 Per Share and Book Value of $3.50 Per Share

NEW YORK--(BUSINESS WIRE)--November 10, 2014--Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the quarter ended September 30, 2014.

Financial Performance and Key Metrics

The Company reported net income for the quarter ended September 30, 2014 of $378 million or $0.37 per average share as compared to net income for the quarter ended September 30, 2013 of $67 million or $0.07 per average share. Net income for the nine months ended September 30, 2014 was $583 million or $0.57 per average share as compared to net income for the nine months ended September 30, 2013 of $290 million or $0.28 per average share. Core earnings were $116 million or $0.11 per share for the quarter ended September 30, 2014 as compared to $93 million or $0.09 per share for the quarter ended September 30, 2013. Core earnings were $282 million or $0.27 per share for the nine months ended September 30, 2014, up from $263 million or $0.26 for the nine months ended September 30, 2013. Core earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, Core earnings includes interest income and expense as well as realized gains or losses on derivatives used to hedge interest rate risk. Core earnings is provided for purposes of comparability to other peer issuers, but has important limitations. Core Earnings as described above helps evaluate our financial performance without the impact of certain transactions and is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

GAAP book value was $3.50 per share, an increase of 4% from June 30, 2014 and an increase of 8% from December 31, 2013. Book value increases reflect the favorable market fundamentals for both Agency and Non-Agency RMBS during the third quarter of 2014.

During the quarter ended September 30, 2014, the Company acquired the rights to approximately $4.8 billion of seasoned residential mortgage loans through the purchase of certain subordinate notes and trust certificates. By purchasing these securities, Chimera may over time, at its option, terminate the securitization trusts by redeeming all outstanding bonds.

The Company declared a common stock dividend of $0.09 per share for the quarter ended September 30, 2014. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2014, based on the September 30, 2014 closing price of $3.04, was 11.8%.

For the nine months ended September 30, 2014, the yield on average interest earning assets was 10.7% and the annualized cost of funds on the average borrowed funds balance, including the net interest payments on interest rate swaps, was 3.9% for an interest rate spread of 6.9% and net interest margin of 7.9%. Leverage was 3.8:1 and recourse leverage was 2.6:1 at September 30, 2014.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

Conference Call

The Company will hold the second quarter 2014 earnings conference call on Wednesday, November 12, 2014, at 10:00 a.m. EST. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls and the pass code is 7407566. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the pass code is 10054825. The replay is available for one week after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on Email Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the Quarter Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net interest income:
Interest income	$86,613	$38,818	$171,125	$101,514
Interest expense	(9,902)	(1,580)	(15,132)	(5,042)

Interest income, Assets of consolidated VIEs	103,742	91,543	274,215	282,207
Interest expense, Non-recourse liabilities of consolidated VIEs	(28,984)	(23,494)	(66,859)	(75,472)
Net interest income (expense)	151,469	105,287	363,349	303,207
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(726)	(2,209)	(4,939)	(2,209)
Portion of loss recognized in other comprehensive income (loss)	(1,264)	(14,246)	(3,932)	(20,409)
Net other-than-temporary credit impairment losses	(1,990)	(16,455)	(8,871)	(22,618)
			-
Other gains (losses):
Net unrealized gains (losses) on derivatives	12,975	27	(11,720)	18,607
Net realized gains (losses) on derivatives	(23,152)	(3,391)	(48,692)	(14,312)
Net gains (losses) on derivatives	(10,177)	(3,364)	(60,412)	4,295
Net unrealized gains (losses) on financial instruments at fair value	162,921	(27,874)	183,722	(41,861)
Net realized gains (losses) on sales of investments	64,107	18,816	68,145	72,939
Gain on deconsolidation	-	-	47,846	-
Loss on Extinguishment of Debt	-	-	(2,184)	-
Total other gains (losses)	216,851	(12,422)	237,117	35,373
Net investment income (loss)	366,330	76,410	591,595	315,962
			-
Other (income) and expenses:
Management fees	9,381	6,570	21,873	19,517
Expense recoveries from Manager	(1,975)	(1,082)	(4,820)	(6,252)
Net management fees	7,406	5,488	17,053	13,265
(Income)/expense for change in loan loss provision	(645)	(69)	(112)	(1,348)
General and administrative expenses	5,772	3,624	15,718	13,668
Other (income) expense	(23,783)	-	(23,783)	-
Total other income and expenses	(11,250)	9,043	8,876	25,585

Income (loss) before income taxes	377,580	67,367	582,719	290,377
Income taxes	-	-	2	2
Net income (loss)	$377,580	$67,367	$582,717	$290,375

Net income (loss) per share available to common shareholders:
Basic	$0.37	$0.07	$0.57	$0.28
Diluted	$0.37	$0.07	$0.57	$0.28

Weighted average number of common shares outstanding:
Basic	1,027,183,380	1,027,121,439	1,027,218,024	1,027,075,627
Diluted	1,027,508,880	1,027,559,189	1,027,543,738	1,027,582,582

Dividends declared per share of common stock	$0.09	$0.09	$0.27	$0.27

Comprehensive income (loss):
Net income (loss)	$377,580	$67,367	582,717	290,375
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(74,155)	(33,176)	63,995	61,836
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	1,990	16,455	8,871	22,618
Reclassification adjustment for net realized losses (gains) included in net income (loss)	(62,477)	(18,816)	(70,817)	(72,939)
Reclassification adjustment for gain on deconsolidation included in net income	-	-	(47,846)	-
Other comprehensive income (loss)	(134,642)	(35,537)	(45,797)	11,515
Comprehensive income (loss)	$242,938	$31,830	$536,920	$301,890

See accompanying notes to consolidated financial statements.

The following tables provide a reconciliation of core earnings as September 30, 2014 and September 30, 2013.

	For the Quarter Ended		For the Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
GAAP Net income (loss)	$377,580	$67,367	$582,717	$290,375
Adjustments:
Net other-than-temporary credit impairment losses	1,990	16,455	8,871	22,618
Net unrealized (gains) losses on derivatives	(12,975)	(27)	11,720	(18,607)
Total other (gains) losses	(227,028)	9,058	(297,529)	(31,078)
Other (income) expense	(23,783)	-	(23,783)	-
Core Earnings (1)	$115,784	$92,853	$281,996	$263,308

GAAP net income per basic common share	$0.37	$0.07	$0.57	$0.28
Core earnings per basic common share	$0.11	$0.09	$0.27	$0.26

(1) Core earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, Core earnings includes interest income and expense as well as realized gains or losses on derivatives used to hedge interest rate risk. Core earnings is provided for purposes of comparability to other peer issuers, but has important limitations. Core Earnings as described above helps evaluate our financial performance without the impact of certain transactions and is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following tables provide a summary of the Company’s RMBS portfolio at September 30, 2014 and December 31, 2013.

	September 30, 2014
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency Mortgage-Backed Securities
Senior	$312,619	$68.46	$76.76	2.4%	5.5%
Senior, interest-only	$5,383,454	$4.44	$3.86	1.6%	15.2%
Subordinated	$689,332	$48.81	$63.83	3.3%	10.5%
Subordinated, interest-only	$218,527	$4.51	$3.36	0.9%	8.4%
RMBS transferred to consolidated VIEs	$3,226,298	$54.62	$79.46	4.6%	17.1%
Agency Mortgage-Backed Securities
Pass-through	$7,553,614	$104.96	$105.32	4.0%	3.1%
Interest-only	$2,016,717	$5.81	$5.66	1.1%	3.7%

(1) Bond Equivalent Yield at period end.

	December 31, 2013
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency Mortgage-Backed Securities
Senior	$128,217	$69.27	$69.95	1.4%	5.9%
Senior, interest only	$5,742,781	$4.93	$3.99	1.4%	17.2%
Subordinated	$830,632	$40.96	$55.09	2.9%	13.5%
Subordinated, interest only	$274,462	$5.34	$6.04	1.7%	9.0%
RMBS transferred to consolidated VIEs	$3,912,376	$54.17	$77.82	4.7%	15.8%
Agency Mortgage-Backed Securities
Pass-through	$1,898,131	$104.52	$105.24	3.6%	3.3%
Interest only	$247,344	$17.69	$17.30	3.2%	5.3%

(1) Bond Equivalent Yield at period end.

At September 30, 2014 and December 31, 2013, the repurchase agreements collateralized by RMBS had the following remaining maturities.

	September 30, 2014	December 31, 2013
	(dollars in thousands)
Overnight	$-	$-
1-29 days	3,556,708	644,332
30 to 59 days	1,691,671	606,945
60 to 89 days	957,222	-
90 to 119 days	556,406	129,049
Greater than or equal to 120 days	1,076,156	278,235
Total	$7,838,163	$1,658,561

The following table summarizes certain characteristics of our non-agency portfolio at September 30, 2014 and December 31, 2013.

	September 30, 2014		December 31, 2013
Weighted average maturity (years)		22.7		24.1
Weighted average amortized loan to value (1)		67.9%		69.4%
Weighted average FICO (2)		685		710
Weighted average loan balance (in thousands)		$371		$385
Weighted average percentage owner occupied		83.1%		84.0%
Weighted average percentage single family residence		65.5%		65.4%
Weighted average current credit enhancement		1.6%		1.6%
Weighted average geographic concentration of top five states	CA	32.8%	CA	33.4%
	FL	8.5%	FL	9.1%
	NY	7.8%	NY	7.1%
	NJ	2.9%	NJ	3.0%
	MD	2.7%	MD	2.7%
(1) Value represents appraised value of the collateral at the time of loan origination.
(2) FICO as determined at the time of loan origination.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

		For the Quarter Ended
		September 30, 2014			September 30, 2013
		(dollars in thousands)
		Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
	Agency RMBS	$7,614,237	$64,065	3.37%	$2,061,276	$16,599	3.22%
	Non-Agency RMBS	812,667	22,544	11.10%	671,713	22,215	13.23%
	Non-Agency RMBS transferred to consolidated VIEs	1,787,994	71,108	15.91%	2,217,071	82,776	14.93%
	Jumbo Prime securitized residential mortgage loans held for investment	710,865	5,282	2.97%	885,965	8,767	3.96%
	Seasoned sub-prime securitized residential mortgage loans held for investment	1,556,948	27,352	7.03%	-	-	-
Total		$12,482,712	$190,351	6.10%	$5,836,025	$130,357	8.93%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
	Agency repurchase agreements (2)	$7,181,000	$23,872	1.33%	$1,533,733	$7,039	1.84%
	Non-Agency repurchase agreements	560,836	3,162	2.26%	-	-	-
	Securitized debt, collateralized by Non-Agency RMBS	765,028	13,540	7.08%	1,067,709	16,909	6.33%
	Securitized debt, collateralized by jumbo prime residential mortgage loans	588,699	5,205	3.54%	759,066	6,585	3.47%
	Securitized debt, collateralized by seasoned sub-prime residential mortgage loans	1,255,689	10,239	3.26%	-	-	-
Total		$10,351,252	$56,018	2.16%	$3,360,508	$30,533	3.63%

Net economic interest income/net interest rate spread			$134,333	3.93%		$99,824	5.29%

Net interest-earning assets/net interest margin		$2,131,460		4.30%	$2,475,518		6.84%

Ratio of interest-earning assets to interest bearing liabilities		1.21			1.74
(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

		For the Nine Months Ended
		September 30, 2014			September 30, 2014
		(dollars in thousands)
		Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
	Agency RMBS	$4,321,091	$109,322	3.37%	$1,850,327	$47,391	3.41%
	Non-Agency RMBS	796,297	61,791	10.35%	646,741	54,093	11.15%
	Non-Agency RMBS transferred to consolidated VIEs	1,921,600	225,417	15.64%	2,309,704	257,107	14.84%
	Jumbo Prime securitized residential mortgage loans held for investment	742,858	21,446	3.85%	1,044,492	25,100	3.20%
	Seasoned sub-prime securitized residential mortgage loans held for investment	518,983	27,352	7.03%	-	-	-
Total		$8,300,829	$445,328	10.73%	$5,851,263	$383,691	13.11%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
	Agency repurchase agreements (2)	$3,921,089	$46,036	1.57%	$1,503,967	$21,422	1.90%
	Non-Agency repurchase agreements	246,603	3,939	2.13%	-	-	-
	Securitized debt, collateralized by Non-Agency RMBS	823,113	39,559	6.41%	1,178,244	54,161	6.13%
	Securitized debt, collateralized by jumbo prime residential mortgage loans	621,142	17,061	3.66%	911,861	21,311	3.12%
	Securitized debt, collateralized by seasoned sub-prime residential mortgage loans	418,563	10,239	3.26%	-	-	-
Total		$6,030,510	$116,834	3.87%	$3,594,071	$96,894	5.39%

Net economic interest income/net interest rate spread			$328,494	6.85%		$286,797	7.72%

Net interest-earning assets/net interest margin		$2,270,318		7.91%	$2,257,192		9.80%

Ratio of interest-earning assets to interest bearing liabilities		1.38			1.63
(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

CONTACT:
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1-866-315-9930